Registration No. 333-139301
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________

COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

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Pennsylvania	6022	23-2251762
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification No.)	(I.R.S Employer Identification No.)

777 East Park Drive, Harrisburg, PA	17111
(Address of Principal Executive Offices)	(Zip Code)

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Donald F. Holt, Chief Financial Officer
Community Banks, Inc.
777 East Park Drive
Harrisburg, Pennsylvania 17111
(Name and address of agent for service)

(717) 920-5800
(Telephone number, including area code, of agent for service)
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Copies of all communications to:

Mary Alice Busby, Esquire Mette, Evans & Woodside 1105 Berkshire Boulevard Suite 320 Wyomissing, PA 19610-1224 610-374-1135	Michael L. Hund, Esquire Buchanan Ingersoll & Rooney PC One South Market Square 213 Market Street, 3rd Floor Harrisburg, PA 17101-2121 717-237-4866

Pursuant to Registration Statement No. 333-139301 on Form S-4, Community Banks, Inc., a Pennsylvania business corporation and parent company to CommunityBanks, registered 785,893 shares of its common stock, $5.00 par value, and associated stock purchase rights, issuable pursuant to an Agreement and Plan of Merger dated September 12, 2006 and amended and restated as of December 29, 2006 by and between Community Banks, Inc. and CommunityBanks, a Pennsylvania chartered bank and trust company, on the one hand and East Prospect State Bank, a Pennsylvania chartered banking institution on the other hand. The Agreement provided for the merger of East Prospect State Bank with and into CommunityBanks, with CommunityBanks surviving the merger. The Registrant hereby removes from registration 118,088 shares of its common stock and associated stock purchase rights that remain unissued after completion of the merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on this 17th day of April 2007.

COMMUNITY BANKS, INC.
(Registrant)

April 17, 2007	/s/ Eddie L. Dunklebarger
Eddie L. Dunklebarger
President, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-4 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Eddie L. Dunklebarger	President, Chairman and CEO	April 17, 2007
(Eddie L. Dunklebarger)	(Principal Executive Officer) Director

/s/ Donald F. Holt	Executive Vice President and Chief Financial Officer	April 17, 2007
(Donald F. Holt)	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald E. Boyer*	Director	April 17, 2007
(Ronald E. Boyer)

/s/ Sandra J. Bricker*	Director	April 17, 2007
(Sandra J. Bricker)

/s/ Peter DeSoto*	Director	April 17, 2007
(Peter DeSoto)

/s/ Aaron S. Kurtz*	Director	April 17, 2007
(Aaron S. Kurtz)

/s/ Scott J. Newkam*	Director	April 17, 2007
(Scott J. Newkam)

/s/ Melvin Pankuch*	Director	April 17, 2007
(Melvin Pankuch)

/s/ Robert W. Rissinger*	Director/Vice Chairman	April 17, 2007
(Robert W. Rissinger)

/s/ Christine Sears*	Director	April 17, 2007
(Christine Sears)

/s/ Allen Shaffer*	Director	April 17, 2007
(Allen Shaffer)

/s/ James A. Ulsh*	Director	April 17, 2007
(James A. Ulsh)

/s/ Dale M. Weaver*	Director	April 17, 2007
(Dale M. Weaver)

/s/ Glenn H. Weaver*	Director	April 17, 2007
(Glenn H. Weaver)

/s/ Robert K. Weaver*	Director	April 17, 2007
(Robert K. Weaver)

*By /s/ Eddie L. Dunklebarger
Eddie L. Dunklebarger Attorney-in-Fact